As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	26-3062661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2040 Main St., Suite 225

Irvine, CA 92614

(855) 447-6967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Peterson

Chief Executive Officer

Terra Tech Corp.

2040 Main St., Suite 225

Irvine, CA 92614

(855) 447-6967

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-210673

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	—	(1)	—	(1)	$834,300	$103.87	(2)

___________

(1)

The Registrant previously registered common stock, preferred stock, debt securities, warrants, rights, purchase contracts and units with an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-3 (File No. 333-210673), as amended, which was declared effective on August 12, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, additional debt securities as shall have an aggregate offering price not to exceed $834,300 are hereby being registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of securities of the Registrant being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-210673), as amended, for which a fee of $7,552.50 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

2

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register the Registrant’s debt securities, with an aggregate initial offering price not to exceed $834,300. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-201673), filed with the Securities and Exchange Commission on April 11, 2016, as amended on August 10, 2016, and declared effective by the Securities and Exchange Commission on August 12, 2016, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, CA, on the 7th day of September 2018.

TERRA TECH CORP.

By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Derek Peterson	Chief Executive Officer and Director	September 7, 2018
Derek Peterson	(Principal Executive Officer)

/s/ Steven J. Ross	Director	September 7, 2018
Steven J. Ross

/s/ Alan Gladstone	Director	September 7, 2018
Alan Gladstone

/s/ Michael Nahass	Director	September 7, 2018
Michael Nahass

/s/ Michael James	Chief Financial Officer	September 7, 2018
Michael James	(Principal Accounting Officer and Principal Financial Officer)

4

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Baker & Hostetler LLP

23.1	Consent of Macias Gini & O’Connell LLP, Independent Registered Public Accounting Firm

23.2	Consent of Benjamin & Young, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Baker & Hostetler LLP is contained in Exhibit 5.1 to this Registration Statement

5